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                                                                    EXHIBIT 10.3


              NEW PRODUCT LICENSE RIGHT OF FIRST REFUSAL AGREEMENT


         THIS NEW PRODUCT LICENSE RIGHT OF FIRST REFUSAL AGREEMENT entered into on August 2, 1995, by and between ONCOGENE SCIENCE, INC., a Delaware corporation ("Licensor"), and CALBIOCHEM-NOVABIOCHEM CORPORATION, a California corporation ("Licensee").

                                   WITNESSETH

         WHEREAS, Licensor is a biopharmaceutical company which is engaged in its Cambridge, Massachusetts facility in both a diagnostics business and a research products business;

         WHEREAS, the research products business markets research reagents, kits and other research tools to the academic research, industrial research, and clinical research markets;

         WHEREAS, Licensor has entered into an Asset Purchase Agreement (the "Purchase Agreement"), dated as of June 26, 1995, with Licensee and Calbiochem-Novabiochem International, Inc., a Delaware corporation, pursuant to which Licensor has agreed to sell its research products business (the "Business"), while retaining the right in connection with its diagnostics business to manufacture and sell research products to the clinical research market and diagnostic products to the clinical diagnostics market;

         WHEREAS, Licensee has agreed to purchase the Business and to conduct the Business in the academic research, industrial research, and clinical research markets, recognizing that Licensor will continue to have the right to manufacture and sell products to the clinical research market and diagnostic products to the diagnostic market;

         WHEREAS, pursuant to the Purchase Agreement, Licensor has agreed to grant Licensee a right of first refusal to purchase a license to make, use and sell all research products developed by Licensor's cancer diagnostics business where the Licensor has the right to grant such a license, and such license shall be exclusive insofar as such rights pertain to Research other than Clinical Research and shall be co-exclusive with Licensor insofar as such rights pertain to Clinical Research;

         NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:

         1.      Definitions.

                 (a) The term "Clinical Research" shall refer to Research engaged in by medical centers, independent reference laboratories and comprehensive cancer centers where research is performed utilizing, for the most part, human samples to establish clinical correlation with a diagnosis, prognosis, or monitoring application.





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                 (b)      The term "Diagnostic" shall refer to diagnosis,
prognosis or other evaluation of patients where such use, if performed in the United States, would typically require approval by the United States Food and Drug Administration.

                 (c) The term "Research" shall refer to the use of research products in life science research by research companies (including, without limitation, pharmaceutical and biotechnology companies), institutions (including medical centers, independent reference laboratories and comprehensive cancer centers), and universities. The term "Research" specifically excludes any Diagnostic use.

                 (d) The term "Research Products" shall refer to research reagents, kits and other research tools developed by Licensor in its cancer Diagnostic business.

         2.      Right of First Refusal.

                 (a) Licensor shall notify Licensee on a monthly basis of all Research Products developed during the preceding month ("Licensable Products"). Licensee shall have a period of thirty (30) days after delivery of such notice to make further inquiry of Licensor regarding the Licensable Products and to notify Licensor that it elects to purchase a license from Licensor to make, use and sell some or all of such Licensable Products (a "New Product License").

                 (b) Each time Licensee timely elects to purchase a New Product License with respect to a Licensable Product, Licensor and Licensee shall promptly execute and deliver a license agreement with respect to such New Product License in the form of Exhibit "A" attached hereto (the "Form of New Product License"), containing (i) such additional information with respect to the Licensable Product and the intellectual property rights associated therewith as shall be appropriate to effectuate the purposes of this Agreement and the Purchase Agreement and (ii) such other additions or modifications as the parties shall agree. Under each New Product License, Licensee shall pay a one time license fee of five thousand dollars ($5,000) plus an additional five percent (5%) royalty on gross sales (in addition to any royalties owed to third parties) for the greater of the life of the intellectual property licensed or ten (10) years.

                 (c)      In connection with the notification contemplated by
Section 2(a) hereof, Licensor shall inform Licensee whether any Licensable Product is of such a nature that Licensor will require Sections 1(a) and 3(a) of the Form of New Product License (regarding Bulk Quantity sales) to be included in the New Product License regarding such Licensable Product.

                 (d) Licensor shall have no obligation to execute and deliver a license agreement covering any Licensable Product where such execution and delivery would violate the terms of any agreement or license to which Licensor is a party or any applicable law or regulation. To the extent that any such contractual or legal restriction would permit a grant





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of a narrower license than contemplated by this Agreement, appropriate modifications shall be made to the New Product License Form, and Licensor and Licensee shall execute and deliver a license agreement in the form of the New Product License Agreement, as so modified, containing the additional information and other additions and modifications provided for in Section 2(b).

                 (e) In the event that Licensee does not timely elect to purchase a New Product License with respect to a Licensable Product, it shall have no further right to obtain a license with respect to such Licensable Product.

                 (f) Information of Licensor related to Licensable Products reviewed by Calbiochem pursuant to Section 2(a) hereof, but with respect to which no New Product License is entered into, shall be referred to herein as "confidential information." Licensee shall keep confidential (a) any and all confidential information and shall not use such information for any purpose unrelated to its consideration of Licensable Products hereunder, without the prior written consent of Licensor, both during the term of this Agreement and for a period of ten (10) years following the termination of this Agreement. Licensee shall take all reasonable steps to insure such confidential treatment and nonuse. Notwithstanding the foregoing, such obligations of confidential treatment and nonuse shall not apply to information which Licensee shall sustain the burden of proving is (a) in the possession of Licensee prior to receipt thereof from the transmitting party as shown by Licensee's written records, (b) already available or becomes available to the public through no fault of Licensee, (c) received by Licensee from a third party having a right to disclose it, or (d) is required to be disclosed by subpoena or other legal process or applicable law or regulation.

         3.      Product Purchases.

                 (a) In the event Licensee timely elects to purchase a New Product License from Licensor with respect to a Licensable Product and Licensor produces an initial batch of such Licensable Product, Licensee shall have the right to purchase from Licensor, and Licensor shall be obligated to sell to Licensee, out of such initial batch, a quantity of up to one-half of such initial batch at a purchase price equal to one hundred seventy-five dollars ($175) per milligram, but not greater than two thousand five hundred dollars ($2,500) for one-half of the initial batch.

                 (b) In the event Licensee timely elects to purchase a New Product License from Licensor with respect to a Licensable Product and Licensee produces an initial batch of such Licensable Product, Licensor shall have the right to purchase from Licensee, and Licensee shall be obligated to sell to Licensor, out of such initial batch, a quantity of up to one-half of such initial batch at a purchase price equal to one hundred seventy-five dollars ($175) per milligram, but not greater than two thousand five hundred dollars ($2,500) for one-half of the initial batch.





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                 (c)      The purchase price set forth in paragraphs (a) and
(b) above shall be adjusted annually, on the anniversary dates of this Agreement, to reflect an appropriate adjustment for inflation. In the event that the parties shall be unable to agree on an appropriate inflationary adjustment, the purchase price shall be adjusted by the amount of increase (or decrease) in the Consumer Price Index as promulgated by the United States Department of Labor.

         4. Term of the Agreement. This Agreement, and the right to purchase a New Product License, shall expire five (5) years after the date of this Agreement or at the time (and in the event) Licensor shall no longer be engaged in the cancer Diagnostic business. Termination of this Agreement does not terminate any New Product License, each of which shall continue or terminate in accordance with its terms.

         5. Notices. All notices, requests, demands and other communications under this Agreement shall comply with the requirements of
Section 15.9 of the Purchase Agreement.

         6. Entire Agreement. This Agreement, together with the Purchase Agreement and the agreements, exhibits, schedules, certificates and instruments referred to therein or delivered in connection therewith, constitutes the entire agreement and understanding between the parties hereto with respect to the transactions contemplated by the Purchase Agreement and supersedes all prior oral or written agreements and understandings relating to such subject matter.

         7. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by both parties hereto.

         8. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         9. Assignment. The rights and liabilities under this Agreement may be assigned by Licensor, and this Agreement shall be binding on and inure to the benefit of its successors and assigns. Licensee may assign its rights and responsibilities only with the prior written approval of Licensor, which Licensor may withhold in its sole discretion; provided, however, that Licensee may assign this Agreement and its rights and obligations hereunder, without Licensor's consent, in connection with the sale of all or substantially all of Licensee's assets related to its research products business.





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         10.     Benefit.  Nothing in this Agreement shall be construed to
create any rights or obligations except between the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

         11. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York, without giving effect to the conflict of law principles thereof.

         12. Severability. If any provision of this Agreement shall be void as contrary to applicable law, it is agreed that such provision shall be omitted from this Agreement and that the remainder hereof shall be and remain in full force and effect as if such omitted provision had not been included herein.

         13. Independence of Parties. Nothing contained in this Agreement shall be construed to place Licensor and Licensee in a relationship as partners, joint venturers, employer and employee or principal and agent, nor shall Licensee be considered in any sense an affiliate of Licensor.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Licensor:                                Licensee:

ONCOGENE SCIENCE, INC.                   CALBIOCHEM-NOVABIOCHEM
                                         CORPORATION


By:    /s/  Steven J. Peltzman           By:     /s/  Stelios B. Papadopoulos
       -------------------------                 ------------------------------
         Steven M. Peltzman                      Stelios B. Papadopoulos
         President and Chief                     Chairman and Chief
         Operating Officer                       Executive Officer





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